Exhibit 3.3

ACURX PHARMACEUTICALS, INC.

BYLAWS

ARTICLE I
STOCKHOLDERS

Section 1.              Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held each year at ten o’clock a.m. or such other time as is determined by the Board of Directors, on such date (other than a Saturday, Sunday or legal holiday) as is determined by the Board of Directors and at such place as the Board of Directors shall each year fix. If no date for the annual meeting is fixed or said meeting is not held on the date determined as provided above, there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

Section 2.              Notice of Stockholder Business and Nominations

(a)           Annual Meetings of Stockholders.

(1)                Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Bylaw as to such nomination or business. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (with the rules and regulations promulgated thereunder, the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2 of this Bylaw to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this Bylaw, for any proposal of business (other than the nomination of persons for election to the Board of Directors) to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2)                For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (iii) of Article I, Section 2(a)(1) of this Bylaw, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Bylaw and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Bylaw. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the effective date of the Corporation’s registration statement submitted with the U.S. Securities and Exchange Commission, a stockholder’s notice shall be timely if received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s Timely Notice shall set forth:

(A)              as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) provided, further, that the Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.;

(B)               as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Corporation’s bylaws (the “Bylaws”), the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

(C)               (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”), (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation and (iv) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(D)               (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E)               a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will (i) deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and/or (ii) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination (such statement, the “Solicitation Statement”).

For purposes of this Article I of these Bylaws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2 of Article I of these Bylaws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3)                A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(4)                Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(5)                Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations for persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)                   General.

(1)                Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as directors and only such business shall be conducted at a meeting as shall have been brought before the meeting in accordance with the provisions of this Bylaw. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If prior to the meeting neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the meeting.

(2)                Except as otherwise required by any applicable law or rule or regulation promulgated under the Exchange Act, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3)                Notwithstanding the foregoing provisions of this Article I, Section 2, if the proposing stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4)                For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5)                Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of Preferred Stock as specified in the Certificate, as the same may hereafter be amended and/or restated, including any certificate of designation relating to any series of Preferred Stock.

(6)                In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination under clause (iii) of Article I, Section 2(a)(1) and under clause (ii) of Article I, Section 2(a)(5) of this Bylaw, such proposed nominee or a person on such proposed nominee’s behalf must deliver, in accordance with the time periods for delivery of Timely Notice under Section 2(a)(2) of Article 1 and under clause (ii) of Article I, Section 2(a)(5) of this Bylaw, to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) in such proposed nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors

Section 3.              Special Meetings.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by (a) our Board of Directors pursuant to a resolution approved by a majority of our Board of Directors or (b) the chairperson of the Board of Directors, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. Special meetings of the stockholders may be held at such place within or without the State of Delaware as may be stated in such resolution. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

Section 4.              Notice of Meetings.

Written notice of the place (unless such meeting is to be held solely by means of remote communication), date, and time of all meetings of the stockholders, the record date for determining the stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communication, if any, shall be given in conformity with Article VI of these Bylaws, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”)).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place or means of remote communication, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place (unless such meeting is to be held solely by means of remote communication), date, means of remote communication, if any, and time of the adjourned meeting shall be given in conformity with Article VI of these Bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5.             Quorum.

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 6.              Organization.

The Chairman of the Board of Directors or, in their absence, such person as the Board of Directors may have designated or, in their absence, the chief executive officer of the Corporation or, in their absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 7.              Conduct of Business.

The Chairman of the Board of Directors or their designee or, if neither the Chairman of the Board nor their designee is present at the meeting, then a person appointed by a majority of the Board of Directors, shall preside at, and act as chairman of, any meeting of the stockholders. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as they deem to be appropriate.

Section 8.              Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting or by a transmission permitted by Section 212(c) of the Delaware General Corporation Law provided that no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in their name on the record date for the meeting, except as otherwise provided in the Certificate of Incorporation, herein or as required by law.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote their proxy, a vote by ballot shall be taken.

Except as otherwise provided in the terms of any class or series of preferred stock of the Corporation, all elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

Section 9.              Action without Meeting.

Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation within sixty (60) days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10.  Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in their name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting, (i) at the principal place of business of the corporation or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is specified in the notice of the meeting.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder throughout the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. In the event that the list is made available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II
BOARD OF DIRECTORS

Section 1.     Number, Election, Tenure and Qualification.

Except as otherwise specified in the Certificate of Incorporation, the number of directors which shall constitute the whole board shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or at any special meeting of stockholders. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until their successor is elected and qualified, unless sooner displaced. Directors need not be stockholders. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

Section 2.     Vacancies and Newly Created Directorships.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation to elect directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or the sole remaining director. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.     Resignation and Removal.

Any director may resign at any time upon notice in writing or by electronic transmission to the Corporation at its principal place of business or to the chief executive officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of voting power of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

Section 4.     Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A written notice of each regular meeting shall not be required.

Section 5.     Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary or one or more of the directors then in office and shall be held at such place, on such date, and at such time as they shall fix. Notice of the place (unless such meeting is to be held solely by means of remote communication), date, time of each such special meeting and means of remote communication, if any, shall be given each director by whom it is not waived by mailing written notice not less than three (3) days before the meeting or by notice given orally or by electronic transmission, given not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6.     Quorum.

At any meeting of the Board of Directors, a majority of the total number of members of the Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7.     Action by Consent.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or, in the case of electronic transmission, copies thereof, are filed with the minutes of proceedings of the Board or committee thereof.

Section 8.     Participation in Meetings by Electronic Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of telephone or video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 9.     Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

Section 10.  Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)	To declare dividends from time to time in accordance with law;

(2)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)	To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

(4)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)	To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

(8)	To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 11.  Compensation of Directors.

Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III
COMMITTEES

Section 1.     Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in their place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at such meeting in the place of the absent or disqualified member.

Section 2.     Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the committee members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. Members of any such committee may participate in any committee meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

Section 1.     Enumeration.

The officers of the Corporation shall be the President and Chief Executive Officer, the Treasurer, the Secretary and such other officers as the Board of Directors or the Chairman of the Board may determine, including, but not limited to, the Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 2.     Election.

The Chairman of the Board, if any, the President and Chief Executive Officer, the Treasurer and the Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of the stockholders. The Board of Directors or such officer of the Corporation as it may designate, if any, may, from time to time, elect or appoint such other officers as they may determine, including, but not limited to, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 3.     Qualification.

No officer need be a stockholder. The Chairman of the Board, if any, and any Vice Chairman appointed to act in the absence of the Chairman, if any, shall be elected by and from the Board of Directors, but no other officer need be a director. Two or more offices may be held by any one person. If required by vote of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of their duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Corporation.

Section 4.     Tenure and Removal.

Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their successor is elected or appointed and qualified, or until they die, resign, are removed or become disqualified, unless a shorter term is specified in the vote electing or appointing said officer. Each officer appointed by an officer designated by the Board of Directors to elect or appoint such officer, if any, shall hold office until their successor is elected or appointed and qualified, or until they die, resign, are removed or become disqualified, unless a shorter term is specified by any agreement or other instrument appointing such officer. Any officer may resign by giving written notice in conformity with Article VI of these Bylaws of their resignation to the Chairman of the Board, if any, the President and Chief Executive Officer, or the Secretary, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein. Any officer may be removed from office with or without cause by vote of a majority of the directors. Any officer appointed by an officer or committee designated by the Board of Directors to elect or appoint such officer, if any, may be removed with or without cause by such officer or committee, as applicable.

Section 5.     Chairman of the Board.

The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders at which they are present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

Section 6.     President and Chief Executive Officer.

The President and Chief Executive Officer shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

Section 7.     Vice Presidents.

The Vice Presidents, if any, in the order of their election, or in such other order as the Board of Directors may determine, shall have and perform the powers and duties of the President (or such of the powers and duties as the Board of Directors may determine) whenever the President is absent or unable to act. The Vice Presidents, if any, shall also have such other powers and duties as may from time to time be determined by the Board of Directors.

Section 8.     Treasurer and Assistant Treasurers.

The Treasurer shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as may be prescribed in these Bylaws or be determined from time to time by the Board of Directors. All property of the Corporation in the custody of the Treasurer shall be subject at all times to the inspection and control of the Board of Directors. Unless otherwise voted by the Board of Directors, each Assistant Treasurer, if any, shall have and perform the powers and duties of the Treasurer whenever the Treasurer is absent or unable to act, and may at any time exercise such of the powers of the Treasurer, and such other powers and duties, as may from time to time be determined by the Board of Directors.

Section 9.     Secretary and Assistant Secretaries.

The Board of Directors shall appoint a Secretary and, in their absence, an Assistant Secretary. The Secretary or, in their absence, any Assistant Secretary, shall attend all meetings of the directors and shall record all votes of the Board of Directors and minutes of the proceedings at such meetings. The Secretary or, in their absence, any Assistant Secretary, shall notify the directors of their meetings, and shall have and perform such other powers and duties as may from time to time be determined by the Board of Directors. If the Secretary or an Assistant Secretary is elected but is absent from any meeting of directors, a temporary secretary may be appointed by the directors at the meeting.

Section 10.  Bond.

If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in their possession or under his control and belonging to the Corporation.

Section 11.  Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President and Chief Executive Officer, the Treasurer or any officer of the Corporation authorized by the President and Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V
STOCK

Section 1.     Certificates of Stock.

Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by resolution of the Board of Directors. Each holder of stock represented by certificates shall be entitled to have such certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation. Such signatures may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

Section 2.     Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.     Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, to consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, more than ten (10) days after the date on which the record date for any stockholder consent without a meeting is established, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (ii) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the Corporation’s minute books, and (iii) the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.     Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.     Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

Section 6.     Interpretation.

The Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws, which interpretation shall be conclusive.

ARTICLE VI
NOTICES

Section 1.     Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder or director shall be in writing and shall in every instance be effectively given, if delivered (i) by hand, when delivered to the recipient (ii) by courier service or when deposited in the mail, postage paid, when delivered to the recipient’s address as it appears on the records of the Corporation, (iii) by facsimile transmission, when sent to the recipient’s number, and in the case of notice to any stockholder, to a number at which such stockholder has consented to receive notice, and (iv) by electronic mail, when sent to the recipient’s electronic mail address unless, in the case of notice to any stockholder, such stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. Any notice to any stockholder by electronic mail shall include a prominent legend that the communication is an important notice regarding the Corporation.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two consecutive notices and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

Section 2.     Waiver of Notice.

Whenever notice is required to be given under any provision of these Bylaws, a written waiver signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such waiver. Attendance of a director or stockholder at a meeting without protesting prior thereto or at its commencement the lack of notice shall also constitute a waiver of notice by such director or stockholder.

ARTICLE VII
INDEMNIFICATION

Section 1.     Actions other than by or in the Right of the Corporation.

The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that they are or were a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that they are or were an employee or agent of the Corporation, in either case, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

Section 2.     Actions by or in the Right of the Corporation.

The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that they are or were a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that they are or were an employee or agent of the Corporation, in either case, against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3.     Success on the Merits.

To the extent that any person described in Section 1 or Section 2 of this Article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, they shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection therewith.

Section 4.     Specific Authorization.

Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because they have met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

Section 5.     Advance Payment.

Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that they are not entitled to indemnification by the Corporation as authorized in this Article.

Section 6.     Non-Exclusivity.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7.     Insurance.

The Board of Directors may authorize, by a vote of the majority of the full board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify them against such liability under the provisions of this Article.

Section 8.     Continuation of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.     Severability.

If any word, clause or provision of this Article or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force an effect.

Section 10.   Intent of Article.

The intent of this Article is to provide for indemnification and advancement of expenses to officers and directors of the Corporation the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article shall be amended automatically and construed so as to permit indemnification and advancement of expenses of directors and officers of the Corporation to the fullest extent from time to time permitted by law.

ARTICLE VIII
CERTAIN TRANSACTIONS

Section 1.     Transactions with Interested Parties.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction or solely because the votes of such director or officer are counted for such purpose, if:

(a)            The material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)            The material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)            The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 2.     Quorum.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX
MISCELLANEOUS

Section 1.     Facsimile and Electronic Signatures.

In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile and electronic signatures of any officer or officers of the Corporation may be used to the maximum extent permitted by applicable law.

Section 2.     Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of their duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.     Fiscal Year.

Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of December of each year.

Section 4.     Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 5.     Exclusive Forum Provision.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation, to the Corporation or the Corporation’s stockholders, (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation arising out of or pursuant to any provision of the DGCL or the Corporation’s Certificate or the Bylaws of the Corporation (in each case, as they may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Corporation’s Certificate or the Bylaws of the Corporation (including any right, obligation, or remedy thereunder), (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware or (vi) any action asserting a claim governed by the internal affairs doctrine against the Corporation or any director, officer or other employee of the Corporation, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article IX, Section 5 shall not apply to actions brought to enforce a duty or liability created by the Securities Act of 1933, as amended, the Exchange Act, or any claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX, Section 5.

ARTICLE X
AMENDMENTS

These Bylaws may be amended, rescinded or repealed by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any meeting of the stockholders or of the Board of Directors, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting.